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                                                                  EXHIBIT 10.3


                        TRANSFER AND ASSUMPTION AGREEMENT


     AGREEMENT dated December 31, 1996 by and between W. R. GRACE & CO.-CONN., a Connecticut corporation ("Grace"), and CIRCE BIOMEDICAL, INC., a Delaware corporation ("Circe").

     WHEREAS, Grace, through its Biomedical Division, is engaged in the development, manufacture and sale of biomedical devices based upon the utilization of mammalian cells and membrane materials;

     WHEREAS, Grace wishes to transfer the business and assets of the Biomedical Division to Circe, a wholly owned subsidiary of Grace; and

     WHEREAS, Grace and Circe wish to set forth certain agreements in connection with such transfer,

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions
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     As used in this Agreement, the following defined terms shall have the meanings set forth in this Article. All Article, Section and Schedule numbers used in this Agreement refer to Articles and Sections of this Agreement and Schedules attached hereto.


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     "Agreement" means this Transfer and Assumption Agreement.

     "Biomedical Assets" has the meaning set forth in Section 2.01.

     "Biomedical Division" means the division of Grace engaged in the development, manufacture and sale of biomedical devices based upon the utilization of mammalian cells and membrane materials.

     "Circe" means Circe Biomedical, Inc., a Delaware corporation and a wholly owned subsidiary of Grace.

     "Environmental Law" means any law, regulation, rule, ordinance, by-law, or order of any Governmental Authority which relates to or otherwise imposes liability, obligations, or standards with respect to pollution, the protection of the environment or human health and safety, including without limitation any liability, obligations or standards with respect to the investigation or remediation of releases of hazardous substances in or into the environment.

     "Excluded Assets" means (a) cash (subject to Section 2.03) and interests in bank accounts, other than petty cash, (b) claims with respect to insurance coverage obtained from or in conjunction with Grace or any affiliate of Grace, and prepayments and refunds of amounts previously paid on account of such insurance, and (c) employee benefit plans and funds maintained by or in conjunction with Grace or any affiliate of Grace, and prepay-



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ments and refunds of amounts previously paid on account of such employee benefit plans and funds.

     "Excluded Liabilities" means (a) payroll, withholding and similar taxes for all periods prior to the date hereof, (b) obligations for payment for management or administrative services provided by Grace to the Biomedical Division, (c) obligations for payment with respect to third-party items (trade and other) that are allocated to the Biomedical Division but are not specifically directed to it, and pertain partly to the Biomedical Division and partly to other units of Grace, (d) the cost of premiums with respect to insurance coverage obtained from, or in conjunction with, Grace or any affiliate of Grace, and (e) liabilities and obligations with respect to employee benefit plans and funds maintained by, or in conjunction with, Grace or any affiliate of Grace.

     "Governmental Authority" means any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, whether the scope of such functions is transnational, national, or limited to certain states, provinces, municipalities or other political subdivisions, including but not limited to agencies, departments, boards, commissions or other instrumentalities of any country or any political subdivisions thereof in which Grace conducts the operations of the Biomedical Division.

     "Grace" means W. R. Grace & Co.-Conn., a Connecticut corporation.

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2. Transfer And Assumption
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     2.01 (a) Upon the terms and subject to the conditions set forth in this
Agreement, Grace hereby contributes to the capital of Circe, all of the assets, properties and rights of every type and description (other than the Excluded Assets) directly and primarily related to the Biomedical Division, whether real, personal or mixed, tangible or intangible, and wherever located, including, but not limited to, patents, inventions, and technology, trademarks, trade names, and copyrights; good will; buildings, improvements and fixtures; vehicles, machinery, equipment and other operating properties; notes and accounts receivable; inventories; prepaid expenses; rights under contracts, agreements and commitments; books and records; and all other properties and rights of every kind and nature owned or held by the Biomedical Division on the date hereof, whether or not specifically referred to in this Agreement and whether under its control or under the control of others (collectively, the "Biomedical Assets").

          (b) Without limiting the generality of Section 2.01(a), the Biomedical Assets shall include:

          (i) the patents, patent applications, and unfiled inventions; and the trademarks and trademark applications listed in Schedule 1 hereto;

          (ii) the contracts, agreements and commitments listed in Schedule 2 hereto; and

          (iii) the capital assets (including but not limited to



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     leasehold improvements, machinery and equipment, furniture and fixtures and office equipment) listed in Schedule 3 hereto, to the extent located at the Biomedical Division's facilities at One Ledgemont Center, Lexington, Massachusetts or held by third parties pursuant to contracts listed in
     Schedule 2.

     2.02 Circe hereby accepts such contribution to capital and, in consideration therefor, Circe hereby assumes and agrees to perform and fulfill all liabilities and obligations whatsoever directly and primarily related to the Biomedical Division or the Biomedical Assets, whether accrued or unaccrued, absolute or contingent and whether relating to periods before or after the date hereof (including but not limited to liabilities and obligations under Environmental Laws and liabilities and obligations related to the action W. R. Grace & Co.-Conn. v. Biohybrid Technologies Inc. and Biohybrid Technologies Limited Partnership, Civil Action No. 96-40048, Dist. Ct., MA), other than the Excluded Liabilities.

     2.03 To the extent that the aggregate liabilities set forth on the unaudited balance sheet of the Biomedical Division as of the date hereof exceeds the aggregate tax basis of the Biomedical Assets, as determined from the tax and accounting records of Grace, then Grace hereby contributes, as an additional contribution to the capital of Circe, cash in an amount equal to such excess.

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3. Other Covenants.
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     Without the prior written consent of the Treasurer or any Assistant
Treasurer of Grace, Circe shall not renew or extend the term of, increase its obligations under, or transfer to a third party, any lease, loan, contract or other obligation for which Grace or any affiliate of Grace is or may be liable, as guarantor, assignor, original tenant, primary obligor, or otherwise, unless all obligations of Grace (or its affiliate) with respect thereto are thereupon terminated by documentation satisfactory in form and substance to Grace.

4. Representations And Warranties By Grace
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     Grace hereby represents and warrants to Circe as follows:

     4.01 Grace is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut with full corporate power to enter into this Agreement and perform its obligations hereunder.

     4.02 The execution and delivery of this Agreement by Grace, and the performance by Grace of its obligations hereunder, have been duly and validly authorized by all necessary corporation action of Grace. This Agreement has been duly executed and validly delivered by Grace and is legally binding on Grace.

5. Representations And Warranties Of Circe
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     Circe hereby represents and warrants to Grace as

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follows:

     5.01 Circe is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power to enter into this Agreement and to perform its obligations hereunder.

     5.02 The execution and delivery of this Agreement by Circe and the performance by Circe of its obligations hereunder have been duly and validly authorized by all necessary corporate action of Circe. This Agreement has been duly executed and validly delivered by Circe and is legally binding on Circe.

6. Indemnification
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     Circe shall indemnify and hold Grace harmless from and against any damage, liability, loss or cost (including, without limitation, any penalties, fines, reasonable attorneys' fees and other costs and expenses incident to proceedings or investigations or the prosecution or defense of any claim) that are caused by or arise out of the failure of Circe to pay and discharge, or perform and fulfill, any liability or obligation assumed by Circe pursuant to Section 2.02, or perform or fulfill any other covenant to be performed or fulfilled by it under this Agreement.

7. Expenses
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     Circe shall be responsible for, and shall indemnify and hold Grace harmless from and against all sales, transfer or similar taxes, and all recording and filing fees (including but

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not limited to the fees and expenses of recording the transfer of patents, patent applications, trademarks and trademark applications in jurisdictions outside the United States) applicable to the transfer of the Biomedical Assets pursuant to this Agreement.

8. Notices
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     8.01 All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed to have been duly given if in writing and delivered personally or by facsimile transmission or by overnight courier service, at the following addresses:

      If to Grace:

               W. R. Grace & Co.-Conn.
               One Town Center Road
               Boca Raton, Florida  33486-1010
               Attention: Secretary
               Facsimile number: (561) 362-1635
               Confirmation number: (561) 362-1645

      If to Circe:

               Circe Biomedical, Inc.
               One Ledgemont Center
               128 Spring Street
               Lexington, Massachusetts  02173
               Attention:  Chief Financial Officer
               Facsimile number:  (617) 863-7936
               Confirmation number: (617) 861-8720


     8.02 Either Grace or Circe may change the address to which such communications are to be directed to it by giving written notice to the other party in the manner provided in Section 8.01.

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9. General
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     9.01 This Agreement sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof, whether written or oral.

     9.02 No representation, promise, inducement or statement of intention relating to the transactions contemplated by this Agreement has been made by or on behalf of any party hereto which is not set forth in this Agreement.

     9.03 The Article and Section headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement.

     9.04 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, excluding the conflict of laws provisions thereof that would otherwise require the application of the law of any other jurisdiction.

     9.05 This Agreement may be executed in multiple counterparts (including counterparts executed by one party), each of which shall be an original, but all of which shall constitute a single agreement.

     9.06 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but this Agreement shall not be assignable

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by any party without the prior written consent of the other party.

     9.07 This Agreement may be amended only in a writing executed by the parties hereto which specifically states that it amends this Agreement.

     9.08 Failure of any party to insist upon strict observance of or compliance with any term of this Agreement in one or more instances shall not be deemed to be a waiver of its rights to insist upon such observance or compliance with the other terms hereof, or in the future.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                                W. R. GRACE & CO.-CONN.



                                                By: /s/ Bernd Schulte
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                                                      Bernd Schulte
                                                      Vice President

                                                CIRCE BIOMEDICAL, INC.


                                                By: /s/ Martin B. Sherwin
                                                    ----------------------
                                                      Martin B. Sherwin
                                                      Vice President